CUSTOMER AGREEMENT BETWEEN
                               (Broker/Dealer) AND
                       COLONIAL NEWPORT GREATER CHINA FUND

         In consideration of acceptance by {Broker/Dealer}, a futures commissions merchant (hereinafter "Broker" or "FCM"), of an account for Colonial Newport Greater China Fund ("Customer"), Broker and Customer agree as follows:
         1. Customer authorizes Broker to purchase and sell futures contracts and option contracts thereon ("Contracts") traded on duly registered boards of trade for Customer's account in accordance with Customer's oral or written instructions. Customer hereby waives any defense that any such instruction was not in writing as may be required by the Statute of Frauds or any other law, rule or regulation.
         2. Customer shall in connection with Contract  transactions  pay Broker
(1) brokerage and commission charges as agreed upon by Broker and Customer from time to time, (2) any charges imposed on any transaction undertaken for Customer by the exchange or clearinghouse through which it is executed and any tax or fee imposed on such transactions by any competent authority or self-regulatory organization, (3) any margin required by any exchange on which Contract transactions are effected by Broker for Customer due to the variation in value of one or more outstanding Contracts purchased or sold by Customer ("Variation Margin") in accordance with Paragraph 7 hereof, and (4) interest and service charges on any Customer deficit balances at the rates customarily charged by Broker, together with Broker's costs and attorney's fees incurred in collecting such deficit. Such payments shall be made in Federal funds to Broker at such address as Broker may designate.
         3. A detailed statement of all transactions for or on the Customer's behalf shall be furnished to Customer on a daily and a monthly basis. Such statements shall be conclusive and binding on the Customer unless the customer notifies Broker of any objection within five business days from the day the Customer receives such statement; provided however that with respect to monthly statements only the Customer may make such objection within ten business days.
         4. Customer shall timely deposit and maintain in the Safekeeping Account at all times Initial Margin for Customer's account in accordance with the Procedural Agreement. Customer shall timely pay to Broker the amount of any additional or Variation Margin with respect to Customer's open positions on Contracts in accordance with the Procedural Agreement. If upon notice expiration of all notice periods set forth in the Procedural Agreement, Customer still fails to provide additional or Variation Margin or if Customer fails to deposit or maintain in the Safekeeping Account the required Initial Margin, Broker may without further notice to Customer take any action set forth in Sections 9 and 11 hereof.
         5. Customer shall make timely delivery of or payment for financial instruments in compliance with the terms of the Contracts purchased or sold by Customer through Broker unless such Contracts have been terminated by an offsetting purchase or sale prior to the delivery date. Customer shall advise Broker of its intentions with respect to the delivery of or payment for such financial instruments, and Broker shall be entitled to receive appropriate assurances with respect thereto.
         6. Customer acknowledges that (a) any trading recommendations and market or other information communicated to Customer by Broker are incidental to the conduct of Broker's business as a futures commission merchant and do not constitute an offer to sell or the solicitation of an offer to buy any Contracts or instrument that is the subject of any Contract; (b) such recommendation and information, although based upon information obtained from sources believed by Broker to be reliable, may be incomplete, may not be verified, and may be changed without notice to Customer; and (c) Broker makes no representation, warranty or guarantee as to the accuracy or completeness of any market or other information or trading recommendation furnished to Customer. Customer understands that officers, employees, or affiliates of Broker may have a position in, may intend to, and may, buy or sell, Contracts or instruments that are the subject of Contracts, including Contracts which are the subject of information or recommendations furnished to Customer, and that the position or transactions of any such officer, employees, or affiliates may or may not be consistent with the recommendations furnished by Broker to Customer.
         7. All transactions by Broker on Customer's behalf shall be subject to the applicable constitution, by-laws, rules, regulations, customs, usages, rulings, and interpretations of the contract market and its clearinghouse on which such transactions are executed or cleared by Broker or its agents for Customer's account, and to all applicable governmental acts and statutes (such as the Commodity Exchange Act) and to rules and regulations made thereunder; Broker shall not be liable to Customer as a result of any action taken by Broker or its agents to comply with any such constitution, by-law, rule, regulation, custom, usage, ruling, interpretation, act or statute.
         8. Broker shall have no responsibility for delays in the transmission of orders due to (a) breakdown or failure of transmission or communication facilities, or (b) any other cause beyond Broker's control. Broker shall have no responsibility for compliance by Customer with any law or regulation governing Customer's conduct as a fiduciary.
         9. In the event that (a) Customer shall be dissolved, become insolvent or in any other way terminate, (b) fail to deposit or maintain initial margin or make payment of additional or variation margin, as set forth in Section 4 hereof or (c) in the event Broker reasonably feels that it is necessary to its protection, Broker my close out Customer's open Contracts in whole or in part, sell any or all of Customer's property held by Broker, buy any securities or other property for Customer's account, and cancel any outstanding orders and commitments made by Broker on behalf of Customer. Subject to Broker's obligation to use best efforts to obtain a fair and reasonable price, any such sale, purchase, or cancellation may be made at Broker's discretion on the contract or other market or through the clearinghouse where such business is then transacted, at public auction or at private sale, without advertising the same and without notice to Customer, and without prior tender, demand or call upon Customer. Customer shall remain liable for and shall pay to Broker the amount of any deficiency resulting from any transaction described above.
        10. As used above, the term insolvent means that (a) an order, judgement or decree has been entered under the bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution of liquidation or similar law (herein called the "Bankruptcy Law") or any jurisdiction adjudicating the Customer insolvent; or (b) the Customer has petitioned or applied to any tribunal for, or consented to, the appointment of, or taking possession by, a trustee, receiver, liquidator or similar official, of the
Customer or commenced a voluntary case under the Bankruptcy Law of the United States or any proceedings relating to the Customer under the Bankruptcy Law of any other jurisdiction, whether now or hereafter in effect; or (c) any such petition or application has been filed, or any such proceedings commenced, against the Customer and the Customer by any act has indicated its approval thereof, consent thereto or acquiescence therein, or an order for relief has been entered in an involuntary case against Customer under the Bankruptcy Law of the United States, as now or hereafter constituted, or an order, judgement or decree has been entered therein appointing any such trustee, receiver, liquidator or similar official, approving the petition in any such proceedings, and such order, judgement or decree remains unstayed and in effect for more than 30 days.
        11. If at any time Customer fails to deliver to Broker any property previously sold by Broker on Customer's behalf or fails to deliver financial instruments in compliance with Contracts, Customer authorizes Broker in its discretion to borrow or to buy any property necessary to make delivery thereof, and Customer shall pay Broker for any cost, loss and damage which Broker may be required to pay thereon, and for any cost, loss and damage which Broker may sustain from its inability to borrow or buy any such property.
        12. All communications to Customer shall be to: Colonial Newport Greater China Fund, Attention: Michael H. Koonce, Esq. or to such other address as Customer may hereafter direct Broker in writing to use. All communications to Broker shall be to: {Broker/Dealer address}
        13. This Agreement, the Procedural Agreement and the Safekeeping Agreement referred to in the Procedural Agreement contain the entire agreement between the parties and supersede any prior agreements between the parties as to the subject matter of this Agreement. Subject to Section 7 hereof, no provision of this Agreement shall in any respect be waived, altered, modified, or amended unless such waiver, alteration, modification, or amendment be committed to in writing and signed by Customer and a duly authorized officer of Broker.
        14. This Agreement shall be construed according to, and the rights and liabilities of the parties hereto shall be governed by, the laws of the State of
_________________.
        15. This Agreement shall inure to the benefit of Broker and Customer and their respective successors and assigns.
        16. If any term or provision hereof, or the application thereof to any person or circumstances, shall to any extent be contrary to any exchange or government regulation or otherwise invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is contrary, invalid, or unenforceable, shall not be affected thereby, and it shall be enforced to the fullest extent permitted by regulation and law.
        17. The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any thereof shall not preclude or inhibit the exercise of additional rights and remedies.
        18. This Agreement is executed on behalf of the Trustees of the Customer as Trustees and not individually and the obligations of this Agreement are not binding upon any of the Trustees but are binding upon the assets and property of the Customer.
        19. Customer represents that (a) Customer will promptly notify Broker in writing if any of the above representations shall materially change or cease to be true and correct; (b) Customer has read and understands the Commodity Futures Trading Commission Risk Disclosure Statement, the Options on Futures Risk Disclosure Statement (under separate cover) and the Margin Disclosure Statement; and (c) no person or entity has any interest in or control of the account to which this Agreement pertains other than Customer and the persons designated by Customer as set forth in Paragraph 1 hereof.
        20. Customer and Broker agree to promptly furnish appropriate financial statements to each other to show any material changes in their financial positions and to furnish such other information concerning each other as each may reasonably request.
        21. Where the context hereof requires, the singular shall import the plural and the masculine shall import the feminine and neuter.
        22. Broker shall be entitled to rely on any instruction received from any person identified in writing to Broker by Customer and such instruction shall bind Customer. Customer agrees to hold Broker harmless against any action taken by Broker in reliance upon this provision.
        23. Customer hereby represents that it will seek to comply with all applicable CFTC Rules and Regulations.
        24. This Agreement shall become a binding contract between Customer and Broker when signed by both parties.


                                           COLONIAL NEWPORT GREATER CHINA FUND


                                           By:

                                           Title:

                                           Date:



APPROVED:

{Broker/Dealer}


By:

Title:

Date:


                              SAFEKEEPING AGREEMENT

Colonial Newport Greater China Fund ("Depositor") and {Broker/Dealer} a futures commission merchant (hereinafter "Broker") have interests in the subject Safekeeping Account pursuant to a certain Procedural Agreement among Broker, Depositor, and {Bank} ("Custodian") which Procedural Agreement governs over any inconsistent provisions in this Safekeeping Agreement.



Attention: {Bank}

Gentlemen:
         The Depositor hereby requests the Custodian to open and maintain a Safekeeping Account, which shall be a subaccount under the Custodian Agreement, dated _________________ between Depositor, and Custodian (the "Custodian Agreement") and in the name of "{Broker/Dealer} Commodity Customer Funds for the benefit of Colonial Newport Greater China Fund" for all monies and securities now or hereafter deposited with you for the initial margin in futures and option contracts transactions.
         In such safekeeping capacity you are limited to holding the securities related monies in safekeeping for the Depositor and dealing with them as herein expressed unless otherwise mutually agreed in writing.
         You shall make deliveries of securities and monies only as the Depositor may direct, and you are authorized and directed to:
         1.  Collect income and principal on bearer securities in the account;
         2. Dispose of the monies received from income collections, maturity, redemption, sale, or other disposition of the securities pursuant to said Procedural Agreement;
         3. Send a daily confirmation of receipts and disbursements to the Depositor;
         4. Provide a monthly list of securities to the Depositor and to the Broker;
         5. On reasonable request, confirm to Broker and Depositor all account charges and positions.
         This agreement is executed by an officer of the Depositor, thereunto duly authorized on behalf of the Trustees of the Depositor as Trustees and not individually. The Trustees shall have no personal liability hereunder and the sole recourse available to an aggrieved party for damages shall be against the assets and property of the Depositor.
         The general conditions of the Safekeeping Agreement shall be those of the Custodian Agreement between Depositor and Custodian.
         The compensation of the Custodian for its services hereunder shall be payable as the Depositor and Custodian shall agree. No change in compensation shall be applicable to this account except upon written notice to Depositor.
         All communications from the Custodian shall be sent to the Depositor pursuant to the Custodian Agreement, and to Broker at {Broker/Dealer Address}, or at such other address as the Depositor shall from time to time direct.
         Neither the Broker nor the Depositor is a foreign citizen; if this citizenship status changes, the Depositor or Broker, as applicable, will promptly notify the Custodian in writing.
         Either the Depositor or the Custodian, subject to the Procedural Agreement, may close this account at any time.

Accepted:                                Very truly yours,
{Bank}                                   Colonial Newport Greater China Fund

By:                                      By:

Title:                                   Title:

Date:                                    Date:



Acknowledged and Approved:
on behalf of:

{Broker/Dealer}

By:

Title:

Date:



                              PROCEDURAL AGREEMENT
                              AMONG {Broker/Dealer}
                COLONIAL NEWPORT GREATER CHINA FUND ("CUSTOMER")
                                   AND {Bank}


             WHEREAS the undersigned Colonial Newport Greater China Fund has opened a trading account with the undersigned {Broker/Dealer} (hereinafter "Broker"), a registered futures commission merchant acting as broker/dealer for Customer in the purchase and sales of futures and options on futures contracts (together "Contracts") traded on a commodity exchange or market or board of trade; and
             WHEREAS, in connection with the opening of the trading account, Customer and Broker have entered into a Customer Agreement which requires
Customer to deposit as collateral the initial margin with respect to each Contract as required by the rules and regulations of the Chicago Mercantile Exchange, the Chicago Board of Trade, the Commodity Exchange, and such other exchanges on which Broker may effect or cause to be effected transactions as Broker for Customer (the "Initial Margin"); and
             WHEREAS Customer, Broker, and the undersigned {Bank} ("Custodian") have entered into a Safekeeping Agreement establishing a Safekeeping Account entitled {Broker/Dealer} Customer Funds for the benefit of Colonial Newport Greater China Fund" which Custodian agrees to maintain for the custody of the Initial Margin which Customer is required to deposit and maintain; and
             WHEREAS the Customer Agreement and the Safekeeping Agreement both provide that the rights and duties of the parties thereto are subject to the provisions of this Agreement.
             NOW, THEREFORE, IT IS AGREED THAT:
             1. Customer shall deposit and maintain as collateral in the Safekeeping Account such Initial Margin as shall be required from time to time by Broker or the exchange on which transactions are effected or caused to be effected by Broker as Broker for Customer. Customer may deposit amounts in excess of such requirements. The designation "Customer Funds" in the Safekeeping Account title is intended to indicate the status of the Safekeeping Account under the Commodity Exchange Act and Commodity Futures Trading Commission regulations; however, the provisions of this agreement shall be controlling as to the rights of the parties in the collateral deposited in the Safekeeping account.
             2. The Initial Margin deposited and maintained in the Safekeeping Account, created pursuant to the Safekeeping Agreement, shall be in the form of cash or U.S. Government Treasury Bills (valued at the current market value less 10% of the principal value thereof) or of a combination thereof Customer may substitute U.S. Government Treasury Bills of equal or greater value upon prior approval by Broker and receipt of such approval by Custodian. Custodian shall have no responsibility or liability to any part for ascertaining or monitoring or otherwise with respect to the value or valuation of any such Treasury Bills or other securities, nor shall the Custodian have any responsibility for or liability with respect to the adequacy of any "Initial" or other margin. Any separate interest payments on securities held in the Safekeeping Account shall be credited by Custodian in Federal funds to such demand deposit accounts designated in instructions from Customer on the date that such interest has been finally received by Custodian in good collected funds unless notice has been provided to Custodian pursuant to Paragraph (b) of section 5 below, and such interest is required to meet additional Variation Margin requirements in accordance with the procedure provided in Paragraphs (a), (b) and (c) of Section
5. Amounts due on securities which mature or are redeemed will be credited to the Safekeeping Account in Federal funds on the date such amounts are finally received by the Custodian as good collected funds.
             3. With respect to the deposit of Initial Margin, Custodian shall be directed by Customer's custodian order to segregate specified assets in the Safekeeping Account, and Custodian shall promptly provide Broker and Customer with a written confirmation of each transfer into or out of the Safekeeping Account.
             4. Withdrawals of Initial Margin from the Safekeeping Account shall be effected upon receipt by the Custodian of both Customer's custodian order and Broker's prior written approval of such withdrawal. Broker shall, upon request of the Customer, inform Customer of the amount of any excess Initial Margin in the Safekeeping Account.
             5. Broker shall have access to the collateral only in accordance with the following:
                 (a) If notice by Broker is given to Customer that additional margin is required by any exchange on which transactions are effected by Broker for the Customer due to variation in the value of one or more futures contracts held in the trading account ("Variation Margin") prior to 11:30 A.M. New York time on a day on which Broker is open for business, which Variation Margin shall first have been satisfied from any amounts currently credited to the Customer's trading account with Broker in connection with which the Variation Margin is required, the Customer shall transfer to Broker such Variation Margin not later than 3:00 P.M. on the same day. If notice by Broker to the Customer is given of the need for Variation Margin subsequent to 11:30 A.M. but prior to 4:00 P.M. New York time on a day on which Broker is open for business, the Customer shall provide such Variation Margin to Broker not later than 10:30 A.M. New York time on the next succeeding day on which Broker is open for business. Notice by Broker to the Customer of the receipt of Variation Margin shall be given promptly.
                 (b) If Broker has not received the required Variation Margin as provided in Paragraph 5(a), Broker may give notice ("Notice") to Custodian and Customer of Customer's failure to provide Variation Margin, the amount of Variation Margin required and that all conditions precedent to Broker's right to direct disposition of the funds in the Safekeeping Account have been satisfied. Without prejudice to any rights of Broker hereunder, Custodian shall promptly reconvey Broker's Notice to Customer. Custodian shall not permit any action to be taken with respect to the Initial Margin held in the Safekeeping Account until further notice from Broker. Upon Broker giving such further notice to Custodian, Broker shall have access to the Initial Margin held in the Safekeeping Account, and Custodian shall upon instruction of Broker (as provided for in Paragraph 5(c)) immediately transfer from the Safekeeping Account to or for the account of Broker such amount of the Initial Margin as Broker shall have specified. Custodian shall then promptly inform the Customer of its actions taken pursuant to the instruction of Broker
    (c) As Broker elects, it may instruct Custodian pursuant to Paragraph 5(b) to transfer specific, U.S. Treasury Bills and/or cash, to Broker to provide for payment to Broker of the amount of Variation Margin that Broker shall have specified. Custodian shall take instructions solely from Broker with respect to the transfer of cash and/or U.S. Treasury Bills to Broker. Custodian in no event shall be liable either to Customer or Broker for acting in accordance with such instructions. In the event that Broker receives U.S. Treasury Bills, it shall have the right to sell or otherwise dispose of such securities and shall remit to the Customer any proceeds of such sale or disposition in excess of the amount of Variation Margin specified in instructions from Broker to Custodian. Broker shall give consideration to any timely request by the Customer with respect to particular securities to be sold and shall sell any securities in the principal market for such securities, and if such market is closed, sell them in a manner commercially reasonable for such securities.
             (d) Custodian shall retain in the Safekeeping Account any collateral in excess of the amount of Variation Margin specified in instructions from Broker to Custodian including any proceeds from the sale of securities by Broker in excess of such amount, if such proceeds are deposited by Customer with Custodian.
             6. Broker shall promptly credit to the trading account any Variation Margin to Customer resulting from the variation in value of one or more Contracts purchased or sold by Customer in accordance with the rules of any exchange on which Contract transactions are effected by Broker for Customer. At Customer's direction, Broker shall transfer trading account balances to Customer in Federal funds to the Custodian or such bank account in Customer's name as Customer shall otherwise direct. Customer may give such directions to Broker by telephone, confirmed thereafter in writing.
             7. If Custodian, upon timely receipt by the appropriate account officer of clear unambiguous instructions from Broker given in full compliance with the provisions of this Agreement, to release collateral, negligently or willfully fails to take the action specified in such instuctions as provided herein in a timely fashion and the Customer incurs a loss by reason thereof, Custodian shall indemnify the Customer for any such direct loss but in no event shall Custodian be liable for consequential damages or losses.
             8. Unless otherwise provided, all notices or other communications called for by this Agreement shall be given by the most reasonable means possible including by telephone. If a notice or communication is not given or made in writing, it shall be confirmed by facsimile transmission by the close of business on the day on which the oral notice or communication was given, and a written confirmation shall be provided to appropriate parties promptly within a reasonable time after the oral notice is given. If there shall be any conflict between oral instructions, notices, or other communications and written confirmation thereof, such conflict shall be resolved in favor of the written confirmation provided, however, Custodian shall be completely protected if it shall have acted upon oral instruction, notice or communication prior to timely receipt by it of such written confirmation.
            9. Any and all expenses of establishing, maintaining, or terminating the Safekeeping Account, including without limitation any and all expenses incurred by Custodian in connection with the Safekeeping Account, shall be borne by Customer.
           10. This Agreement and the Safekeeping Account shall terminate upon written consent of Customer and Broker, whereupon Custodian, subject to its receipt of all amounts due and owing or accrued hereunder and under the Safekeeping Agreement, shall transfer to Customer, or to a substitute Custodian designated by Customer, all property held in the Safekeeping Account in excess of Initial or Variation Margin or any other monies due and owing to Broker. The Agreement also shall terminate upon the termination of the Custodian Agreement between the Custodian and the Customer.
           11. This Agreement shall be construed according to, and the rights and liabilities of the parties hereto shall be governed by, the laws of The Commonwealth of Massachusetts.
           12. Except as specifically provided herein, this Agreement does not, and shall not in any way affect any other agreements entered into among the parties hereto and any actions taken or omitted by any party hereunder shall not affect any rights of any other party hereunder.
           13. No amendment of this Agreement shall be effective unless in writing and signed by all the parties hereto by persons thereunto duly authorized.
           14. Written communications hereunder shall be, except as otherwise required hereunder, hand-delivered or mailed first class postage prepaid, except that written notice of termination shall be sent by certified mail addressed:

           (a)         If to Custodian, to:

                       {Bank Address}

           (b)(1)      If to Customer, to:

                       Colonial Newport Greater China Fund
                       Newport Fund management, Inc.
                       580 California Street, Suite 1960
                       San Francisco, CA 94104
                       Attention:  Mr. Thomas Tuttle

              (2)      With copies to:

                       Michael H. Koonce
                       Colonial Newport Greater China Fund
                       One Financial Center
                       Boston, MA  02111

           (c)         If to Broker to:

                       {Broker/Dealer Address}


           15. This Agreement is executed by an officer of the Customer thereunto duly authorized on behalf of the Trustees of the Customer as Trustees and not individually. The Trustees shall have no personal liability hereunder and the sole recourse available to an aggrieved party for damages shall be against the assets and property of the Customer.



                                           COLONIAL NEWPORT GREATER CHINA FUND


                                           By:
                                              Authorized Signature

                                           Title:


                                           Date:

                                           {BANK}


                                           By:
                                              Authorized Signature


                                           Title:


                                           Date:




                                           {BROKER/DEALER}


                                           By:
                                              Authorized Signature


                                           Title:


                                           Date: